Exhibit 32.1
Certification of Chief Executive Officer of
The Cigna Group pursuant to 18 U.S.C. Section 1350
I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of The Cigna Group for the fiscal period ending September 30, 2023 (the “Report”):
(1)complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Cigna Group.

/s/ David M. Cordani
David M. Cordani
Chief Executive Officer
November 2, 2023